                        OPPENHEIMER LARGE CAP GROWTH FUND
                                  (the "Trust")

                                     BY-LAWS
                             Amended and Restated as
                                 of June 4, 1998

                                    ARTICLE I

                                  SHAREHOLDERS

     Section 1. Place of Meeting.  All meetings of the Shareholders (which terms
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as used herein  shall,  together with all other terms defined in the Amended and
Restated  Declaration  of Trust dated April 27,  1998,  as amended  from time to time, have the same meaning as in the Declaration of Trust) shall be held at the principal office of the Trust or at such other place as may from time to time be designated by the Board of Trustees and stated in the notice of meting.

     Section 2.  Shareholder  Meetings.  Meetings  of the  Shareholders  for any
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purpose or purposes may be called by the  Chairman of the Board of Trustees,  if any, or by the  President or by the Board of Trustees and shall be called by the
Secretary upon receipt of the request in writing signed by Shareholders  holding not less  than one third in amount of the  entire  number of Shares  issued  and outstanding  and entitled to vote thereat.  Such request shall state the purpose or purposes of the proposed meeting.  In addition,  meetings of the Shareholders shall be called by the Board of Trustees  upon receipt of the request in writing signed by  Shareholders  that hold in the aggregate not less than ten percent in amount of the entire  number of Shares  issued and  outstanding  and entitled to vote thereat, stating that the purpose of the proposed meeting is the removal of a Trustee.

     Section 3. Notice of Meetings of Shareholders.  Not less than ten days' and
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not  more  than 120  days'  written  or  printed  notice  of  every  meeting  of
Shareholders,  stating the time and place thereof (and the general nature of the business  proposed to be  transacted at any special or  extraordinary  meeting), shall be given to each Shareholder entitled to vote thereat either by mail or by presenting it to him personally or by leaving it at his residence or usual place of business.  If mailed,  such notice shall be deemed to be given when deposited in the United  States  mail  addressed  to the  Shareholder  at his post  office address as it appears on the records of the Trust, with postage thereon prepaid.

     No notice of the time, place or purpose of any meeting of Shareholders need be  given  to any  Shareholder  who  attends  in  person  or by  proxy or to any
Shareholder  who, in writing executed and filed with the records of the meeting, either before or after the holding thereof, waives such notice.

     Section 4. Record Dates. The Board of Trustees may fix, in advance, a date,
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not  exceeding  120 days and not less  than ten days  preceding  the date of any meeting of  Shareholders,  and not  exceeding  120 days  preceding  any dividend payment date or any date for the  allotment of rights,  as a record date for the determination  of the  Shareholders  entitled  to  notice of and to vote at such meeting, or entitled to receive such dividend or rights, as the case may be; and
only  Shareholders  of record on such date shall be entitled to notice of and to vote at such meeting or to receive such dividends or rights, as the case may be.

     Section 5. Access to  Shareholder  List.  The Board of Trustees  shall make
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available a list of the names and addresses of all  shareholders  as recorded on the books of the Trust,  upon  receipt of the  request in writing  signed by not less than ten  Shareholders  of the  Trust  (who have been such for at least six months)  holding in the  aggregate the lesser of (i) Shares valued at $25,000 or more at current offering price (as defined in the Trust's  Prospectus),  or (ii)
one  percent  in amount of the entire  number of shares of the Trust  issued and outstanding;  such request must state that such Shareholders wish to communicate with other  Shareholders with a view to obtaining  signatures to a request for a meeting pursuant to Section 2 of Article I of these By-Laws and accompanied by a form of  communication  to the  Shareholders.  The Board of Trustees may, in its
discretion,  satisfy  its  obligation  under  this  Section 5 by  either  making available the Shareholder List to such  Shareholders at the principal offices of the Trust,  or at the  offices of the Trust's  transfer  agent,  during  regular
business   hours,  or  by  mailing  a  copy  of  such   Shareholders'   proposed
communication and form of request, at their expense, to all other Shareholders.

     Section 6. Quorum,  Adjournment  of Meetings.  The presence in person or by
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proxy of the  holders  of record of more than 50% of the  Shares of the stock of the Trust issued and outstanding and entitled to vote thereat,  shall constitute a  quorum  at  all  meetings  of the  Shareholders.  If at  any  meeting  of the
Shareholders there shall be less than a quorum present, the Shareholders present at such meeting may, without further notice,  adjourn the same from time to time until a quorum shall  attend,  but no business  shall be  transacted at any such adjourned  meeting  except such as might have been lawfully  transacted  had the meeting not been adjourned.  This Section 6 may be altered,  amended or repealed only upon the affirmative  vote of the holders of the majority of all the Shares of the Trust at the time outstanding and entitled to vote.

     Section 7. Voting and Inspectors.  At all meetings of  Shareholders,  every
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Shareholder of record entitled to vote thereat shall be entitled to one vote for each Share of the Trust standing in his name on the books of the Trust (and such
Shareholders of record holding fractional shares shall have proportionate voting
rights  as  provided  in  the   Declaration  of  Trust)  on  the  date  for  the
determination of Shareholders entitled to vote at such meeting, either in person or by proxy appointed by instrument in writing subscribed by such Shareholder or his duly  authorized  attorney-in-fact.  No proxy which is dated more than three months  before the meeting  shall be accepted  unless such proxy  shall,  on its face, name a longer period for which it is to remain in force.

     All elections of Trustees shall be had by a plurality of the votes cast and all questions  shall be decided by a majority of the votes cast, in each case at a duly constituted  meeting,  except as otherwise provided in the Declaration of
Trust or in these By-Laws or by specific  statutory  provision  superseding  the restrictions  and limitations  contained in the Declaration of Trust or in these
By-Laws.

     At any election of Trustees,  the Board of Trustees  prior thereto may, or, if they have not so acted, the Chairman of the meeting may, and upon the request of the  holders  of ten per cent (10%) of the  Shares  entitled  to vote at such election shall,  appoint two inspectors of election who shall first subscribe an oath or  affirmation  to execute  faithfully  the duties of  inspectors  at such election with strict  impartiality  and according to the best of their  ability, and shall after the election make a certificate of the result of the vote taken.
No candidate for the office of Trustee shall be appointed such Inspector.

     The Chairman of the meeting may cause a vote by ballot to be taken upon any election or matter, and such vote shall be taken upon the request of the holders of ten per cent (10%) of the Shares entitled to vote on such election or matter.

     Section  8.  Conduct  of  Shareholders'   Meetings.  The  meetings  of  the
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Shareholders shall be presided over by the Chairman of the Board of Trustees, if any,  or if he shall not be  present,  by the  President,  or if he shall not be present, by a Vice-President, or if none of them is present, by a chairman to be elected at the meeting.  The  Secretary of the Trust,  if present,  shall act as
Secretary  of such  meetings,  or if he is not present,  an Assistant  Secretary shall so act; if neither the  Secretary  nor an Assistant  Secretary is present, then the meeting shall elect its secretary.

     Section 9. Concerning Validity of Proxies,  Ballots,  Etc. At every meeting
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of the  Shareholders,  all proxies  shall be received and taken in charge of and all ballots shall be received and canvassed by the secretary of the meeting, who shall decide all questions touching the qualification of voters, the validity of the proxies,  and the  acceptance  or rejection of votes,  unless  inspectors of election shall have been appointed as provided in Section 7, in which event such inspectors of election shall decide all such questions.

                                   ARTICLE II

                                BOARD OF TRUSTEES

     Section 1. Number and Tenure of Office.  The  business  and property of the
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Trust shall be conducted  and managed by a Board of Trustees  consisting  of the number of initial  Trustees,  which  number may be  increased  or  decreased  as provided in Section 2 of this Article.  Each Trustee shall,  except as otherwise provided herein, hold office until the meeting of Shareholders of the Trust next succeeding  his election or until his  successor is duly elected and  qualifies.
Trustees need not be Shareholders.

     Section  2.  Increase  or  Decrease  in  Number of  Trustees.  The Board of
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Trustees, by the vote of a majority of the entire Board, may increase the number of Trustees to a number not exceeding  fifteen,  and may elect  Trustees to fill the vacancies  created by any such increase in the number of Trustees  until the next annual meeting or until their successors are duly elected and qualify;  the
Board of Trustees,  by the vote of a majority of the entire Board,  may likewise decrease  the number of  Trustees to a number not less than three but the tenure of office of any Trustee shall not be affected by any such  decrease.  Vacancies occurring  other than by reason of any such increase shall be filled as provided for a  Massachusetts  business trust. In the event that after the proxy material has been  printed  for a meeting of  Shareholders  at which  Trustees  are to be elected and any one or more nominees named in such proxy material dies or become incapacitated,  the authorized number of Trustees shall be automatically reduced by the  number  of such  nominees,  unless  the Board of  Trustees  prior to the meeting shall otherwise determine.

     Section 3. Removal,  Resignation and Retirement.  A Trustee at any time may
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be  removed  either  with or without  cause by  resolution  duly  adopted by the affirmative votes of the holders of two-thirds of the outstanding  Shares of the
Trust,  present in person or by proxy at any  meeting of  Shareholders  at which such vote may be taken,  provided  that a quorum is present.  Any Trustee at any time may be removed for cause by  resolution  duly adopted at any meeting of the
Board of Trustees  provided  that notice  thereof is  contained in the notice of such  meeting  and that such  resolution  is adopted by the vote of at least two thirds of the Trustees  whose  removal is not  proposed.  As used  herein,  "for cause"  shall mean any cause  which  under  Massachusetts  law would  permit the removal of a Trustee of a business trust.

     Any Trustee may resign or retire as Trustee by written instrument signed by him and delivered to the other Trustees or to any officer of the Trust, and such resignation  or  retirement  shall take effect  upon such  delivery or upon such later date as is specified in such  instrument  and shall be effective as to the
Trust and each Series of the Trust hereunder. Notwithstanding the foregoing, any and all Trustees  shall be subject to the  provisions  with respect to mandatory retirement set forth in the Trust's Retirement Plan for Non-Interested  Trustees
or Directors adopted by the Trust, as the same may be amended from time to time.

     Section 4. Place of Meeting. The Trustees may hold their meetings, have one
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or more offices, and keep the books of the Trust outside  Massachusetts,  at any office or  offices  of the Trust or at any other  place as they may from time to time by resolution determine, or, in the case of meetings, as shall be specified or fixed in the respective notices or waivers of notice thereof.

     Section 5.  Regular  Meetings.  Regular  meetings  of the Board of Trustees
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shall be held at such time and on such notice,  if any, as the Trustees may from time to time determine.  One such regular meeting during each fiscal year of the
Trust shall be designated an annual meeting of the Board of Trustees.

     Section 6. Special Meetings.  Special meetings of the Board of Trustees may
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be held from time to time upon call of the Chairman of the Board of Trustees, if any, the President or two or more of the  Trustees,  by oral or  telegraphic  or written  notice duly  served on or sent or mailed to each  Trustee not less than one day before such meeting.  No notice need be given to any Trustee who attends in person,  or to any Trustee who in writing executed and filed with the records of the meeting  either before or after the holding  thereof  waives such notice.
Such  notice or waiver of notice  need not state the purpose or purposes of such meeting.

     Section  7.  Quorum.  One-third  of  the  Trustees  then  in  office  shall
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constitute  a quorum for the  transaction  of business,  provided  that a quorum shall in no case be less than two Trustees. If at any meeting of the Board there shall be less than a quorum present (in person or by open telephone line, to the extent  permitted by the  Investment  Company Act of 1940 (the "1940  Act")),  a
majority of those  present  may  adjourn  the meeting  from time to time until a quorum shall have been obtained. The act of the majority of the Trustees present at any meeting at which there is a quorum shall be the act of the Board,  except as may be otherwise  specifically  provided by statute,  by the  Declaration  of
Trust,  by these By-Laws or by any contract or agreement to which the Trust is a party.

     Section  8.  Executive  Committee.  The  Board  of  Trustees  may,  by  the
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affirmative  vote of a majority of the entire Board,  elect from the Trustees an
Executive  Committee to consist of such number of Trustees (not less than three)
as the Board  may from time to time  determine.  The Board of  Trustees  by such affirmative  vote shall  have  power at any time to change  the  members of such
Committee and may fill vacancies in the Committee by election from the Trustees.
When the Board of Trustees is not in session, the Executive Committee shall have and may  exercise  any or all of the  powers  of the  Board of  Trustees  in the management  of the  business  and affairs of the Trust  (including  the power to authorize  the seal of the Trust to be affixed to all papers  which may  require
it) except as provided by law or by any contract or agreement to which the Trust is a party and except the power to  increase  or  decrease  the size of, or fill vacancies on, the Board, to remove or appoint executive  officers or to dissolve or change the permanent membership of the Executive Committee,  and the power to make or amend the By-Laws of the Trust. The Executive  Committee may fix its own
rules of  procedure,  and may  meet  when and as  provided  by such  rules or by resolution  of the  Board of  Trustees,  but in every  case  the  presence  of a majority shall be necessary to constitute a quorum. In the absence of any member of the Executive Committee,  the members thereof present at any meeting, whether or not they  constitute a quorum,  may appoint a member of the Board of Trustees to act in the place of such absent member.

     Section 9. Other Committees. The Board of Trustees, by the affirmative vote
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of a majority of the entire Board,  may appoint other  committees which shall in each case  consist of such number of members  (not less than two) and shall have and may exercise,  to the extent  permitted by law, such powers as the Board may determine in the  resolution  appointing  them. A majority of all members of any such  committee  may  determine  its  action,  and fix the time and place of its meetings,  unless the Board of Trustees shall  otherwise  provide.  The Board of
Trustees  shall have power at any time to change the members  and, to the extent permitted  by law,  powers  of any such  committee,  to fill  vacancies,  and to discharge any such committee.

     Section 10.  Informal  Action by and  Telephone  Meetings  of Trustees  and
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Committees.  Any action  required or permitted to be taken at any meeting of the
----------
Board of Trustees or any committee thereof may be taken without a meeting,  if a written consent to such action is signed by all members of the Board, or of such committee,  as the case may be. Trustees or members of the Board of Trustees may participate  in  a  meeting  by  means  of a  conference  telephone  or  similar communications equipment; such participation shall, except as otherwise required by the 1940 Act, have the same effect as presence in person.

     Section 11. Compensation of Trustees. Trustees shall be entitled to receive
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such  compensation from the Trust for their services as may from time to time be voted by the Board of Trustees.

     Section 12. Dividends.  Dividends or distributions payable on the Shares of
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any Series may, but need not be, declared by specific resolution of the Board as to each  dividend or  distribution;  in lieu of such specific  resolutions,  the
Board may, by general resolution,  determine the method of computation  thereof, the  method of  determining  the  Shareholders  of the  Series to which they are payable and the methods of determining  whether and to which  Shareholders  they are to be paid in cash or in additional Shares.

                                   ARTICLE III

                                    OFFICERS

     Section 1.  Executive  Officers.  The  executive  officers of the Trust may
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include a Chairman of the Board of Trustees, and shall include a President,  one or more Vice  Presidents  (the number  thereof to be  determined by the Board of
Trustees),  a Secretary and a Treasurer.  The Chairman of the Board of Trustees,
if any, shall be selected from among the Trustees.  The Board of Trustees or the
Executive  Committee may also in its discretion  appoint Assistant  Secretaries,
Assistant Treasurers,  and other officers,  agents and employees, who shall have such  authority and perform such duties as the Board or the Executive  Committee may determine. The Board of Trustees may fill any vacancy which may occur in any office.  Any two offices,  except those of President and Vice President,  may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity,  if such  instrument is required by law or these By-Laws to be executed, acknowledged or verified by two or more officers.

     Section  2. Term of  Office.  The term of office of all  officers  shall be
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until their respective  successors are chosen and qualify;  however, any officer may be removed  from  office at any time with or without  cause by the vote of a majority of the entire Board of Trustees.

     Section 3.  Powers and  Duties.  The  officers of the Trust shall have such
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powers and duties as generally pertain to their respective  offices,  as well as such  powers  and duties as may from time to time be  conferred  by the Board of
Trustees or the Executive Committee.

                                   ARTICLE IV

                                     SHARES

     Section 1.  Certificates of Shares.  Each  Shareholder of any Series of the
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Trust may be issued a certificate or certificates for his Shares of that Series, in such form as the Board of Trustees may from time to time prescribe,  but only if and to the extent and on the conditions described by the Board.

     Section 2. Transfer of Shares.  Shares of any Series shall be  transferable
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on the  books of the  Trust  by the  holder  thereof  in  person  or by his duly authorized attorney or legal representative,  upon surrender and cancellation of certificates,  if any,  for the same  number  of  Shares  of that  Series,  duly endorsed or accompanied by proper  instruments of assignment and transfer,  with such proof of the  authenticity  of the  signature as the Trust or its agent may reasonably require;  in the case of shares not represented by certificates,  the same or similar requirements may be imposed by the Board of Trustees.

     Section 3. Share  Ledgers.  The share ledgers of the Trust,  containing the
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name and address of the  Shareholders of each Series and the number of shares of that Series,  held by them respectively,  shall be kept at the principal offices of the Trust or, if the Trust  employs a transfer  agent,  at the offices of the transfer agent of the Trust.

     Section 4. Lost,  Stolen or Destroyed  Certificates.  The Board of Trustees
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may determine the conditions upon which a new certificate may be issued in place of a certificate  which is alleged to have been lost,  stolen or destroyed;  and may, in their  discretion,  require the owner of such  certificate  or his legal representative  to give  bond,  with  sufficient  surety  to the  Trust  and the transfer  agent, if any, to indemnify it and such transfer agent against any and all loss or claims  which may arise by reason of the issue of a new  certificate in the place of the one so lost, stolen or destroyed.

                                    ARTICLE V

                                      SEAL

     The Board of Trustees  shall provide a suitable seal of the Trust,  in such form and bearing such inscriptions as it may determine.

                                   ARTICLE VI

                                   FISCAL YEAR

The fiscal year of the Trust shall be fixed by the Board of Trustees.

                                   ARTICLE VII

                              AMENDMENT OF BY-LAWS

The  By-Laws of the Trust may be altered,  amended,  added to or repealed by the
Shareholders  or by majority vote of the entire Board of Trustees,  but any such alteration,  amendment, addition or repeal of the By-Laws by action of the Board of Trustees may be altered or repealed by the Shareholders.

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